EXHIBIT 10.51

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 10, 2006, is by and between Earth Biofuels, Inc., a Delaware corporation (the “Company”), and each purchaser listed on Exhibit A attached hereto (individually, a “Purchaser” and, collectively, the “Purchasers”).

A.            On June 7, 2006, certain purchasers, including each Purchaser, acquired certain notes and warrants (the “Bridge Warrants”) pursuant to that certain Securities Purchase Agreement, dated as of June 7, 2006, by and among the Company and the purchasers signatory thereto.

B.            Each Purchaser wishes to purchase and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, (i) an 8% Senior Note in the form attached hereto as Exhibit B (a “Note” and, collectively, the “Notes”) and (ii) a warrant in the form of Exhibit C hereto (the “New Warrant”). The Notes will be convertible under certain conditions into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The New Warrant issued to a Purchaser will entitle the holder thereof to purchase a number of shares of Common Stock equal to the 150% of the original principal amount of the Note purchased by such Purchaser divided by ten dollars ($10.00).  As additional consideration for the execution of this Agreement, each Purchaser wishes to exchange, and the Company desires to exchange, the Bridge Warrants for a warrant in the form of Exhibit C hereto exercisable into such number of shares of Common Stock as are exercisable under the Bridge Warrants of such Purchaser as of the Closing Date (the “Replacement Warrant”, and together with the New Warrant, the “Warrants”).

C.            The shares of Common Stock into which the Notes are convertible are referred to herein as the “Conversion Shares” and the shares of Common Stock into which the Warrants are exercisable are referred to herein as the “Warrant Shares”. The Notes, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

D.            The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”).

E.             The sale of the Notes, the New Warrants and the Warrant Shares to the Purchasers will be effected in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) and the exchange of the Bridge Warrant for the Replacement Warrant will be effected in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act, in each case, as promulgated by the Securities and Exchange Commission (the “Commission”) thereunder.

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1.             PURCHASE AND SALE OF NOTES AND WARRANTS; DEFINITIONS.

1.1           Purchase of Notes and New Warrants; Exchange of Bridge Warrant.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Purchaser agrees to purchase (i) a Note with a principal amount equal to the amount set forth opposite such Purchaser’s name on Exhibit A hereto and (ii) a New Warrant.  The purchase price for the Note and New Warrant being purchased by a Purchaser (the “Purchase Price”) shall be equal to the principal amount of such Note.  On the Closing Date, such Purchaser and the Company shall exchange the Bridge Warrant of the Purchaser for a Replacement Warrant.  The date on which the closing of the purchase and sale of the Notes and Warrants occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and each Purchaser (which delivery may be effected by facsimile transmission), (B) each of the conditions to the Closing described in Section 5 hereof has been satisfied or waived as specified therein and (C) full payment of each Purchaser’s Purchase Price has been made by such Purchaser to the Company by wire transfer of immediately available funds against physical delivery by the Company of duly executed instruments representing the Note and Warrants purchased or exchanged by such Purchaser at the Closing.

1.2           Certain Definitions.  When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s Board of Directors or other management committee or group, by contract or otherwise.

“Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company (including a majority of the independent members of the Board), pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks are authorized by law to close in New York, New York.

“Closing” and “Closing Date” have the respective meanings specified in Section 1.1 hereof.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Common Stock Equivalent” means, collectively, Options and Convertible Securities.

“Convertible Securities” means any stock or securities (other than Options) of the Company convertible into or exercisable or exchangeable for Common Stock.

“Conversion Price” has the meaning specified in the Notes.

“Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien (other than a Permitted Lien) existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person (other than the Company’s obligation to redeem the Securities under the circumstances specified therein).

“Disclosure Documents” has the meaning specified in Section 3.11 hereof.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis, and Retrieval system

“Effective Date” has the meaning set forth in the Registration Rights Agreement.

“Environmental Law” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Event of Default” has the meaning set forth in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Excluded Securities” means Common Stock or Common Stock Equivalents issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon exercise of any Options or conversion of any Convertible Securities which are outstanding on the day immediately preceding the Closing Date and are disclosed in a schedule to this Agreement, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally-recognized investment banking firm which generates gross proceeds to the Company in excess of $35,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act or an “equity line” arrangement); (iv) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital in an amount not to exceed, in the aggregate, 10% of the outstanding shares of Common Stock in any calendar year; and (v) an anticipated issuance of no more than 10 million shares of Common Stock to an agricultural conglomerate.

“Exercise Price” shall have the meaning specified in the Warrants.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board (iii) interpretations of the Commission and the Staff of the Commission and each of their respective successors and which are applicable in the circumstances as of the date in question.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governing Documents” means, as of any date, (i) in the case of a corporation, its certificate of incorporation and by-laws, (ii) in the case of a partnership, its certificate of partnership and partnership agreement, (iii) in the case of a limited liability company, its certificate of organization and limited liability company operating agreement, and (iv) any similar governing document of any such entity, in each such case as amended through such date.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Insolvent” means, with respect to the Company, that (i) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (ii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted or is about to be conducted

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Lien” means, with respect to any Property, any mortgage or mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Market Price” means, as of a particular date, the lower of (i) the average of daily VWAP for each of the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date and (ii) the daily VWAP on the Trading Day occurring immediately prior to (but not including) such date.

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below).

“Material Contracts” means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Obligations” means any and all indebtedness, liabilities and obligations of the Company to the Purchaser evidenced by and/or arising pursuant to this Agreement or the Notes, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Notes, to pay interest on the Notes (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys’ fees) provided for in this Agreement or the Notes.

“Options” means any rights, warrants or options to subscribe for, purchase or receive Common Stock or Convertible Securities.

“OTCBB” means the OTC Bulletin Board quotation service operated by the Nasdaq Stock Market, Inc (“Nasdaq”).

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

“Permitted Liens” means the following:

(a)        encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(b)       Liens for taxes, assessments or other governmental charges (including without limitation in connection with workers’ compensation and unemployment insurance) that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

(c)        Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established and which have been bonded over and omitted from the Title Policy;

(d)       purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business;

provided, however, that (i) the related purchase money Debt shall not exceed the cost of such property or assets (including the cost of design, development, improvement, production, acquisition, construction, installation and integration) and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed (and any improvements thereto) and (ii) the Lien securing such Debt shall be created within ten (10) days of such acquisition, construction or improvement;

(e)        Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(f)        Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

“Purchase Price” has the meaning specified in Section 1.1 hereof.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for the benefit of) any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to all of the holders of that class; (b) any redemption, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Affiliates now or hereafter outstanding, except the Securities; (c) any prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement, sinking fund or defeasance of, any Debt (whether upon acceleration of such Debt or otherwise) other than the Securities; and (d) any loan, advance or payment to any officer, director or stockholder of the Company or any of its Affiliates, exclusive of (i) reasonable compensation and reimbursements paid to officers or directors in the ordinary course of business and (ii) the scheduled repayment of principal and interest with respect to any loans made by any such Affiliate to the Company and outstanding as of the date hereof and set forth on Schedule 3.5 hereto; provided, however, that the following shall not be deemed to constitute a Restricted Payment: (A) the issuance of securities upon exercise or conversion of the Company’s Options or Convertible Securities under an Approved Stock Plan, and (B) the issuance of equity securities to, or making payments under license, joint venture or similar agreements with, persons with whom the Company has a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company’s business, and not in connection with a transaction the purpose of which is to raise equity capital.

“SEC Documents” has the meaning specified in Section 3.11 hereof.

“Securities” has the meaning specified in the preamble to this Agreement.

“Security Agreement” has the meaning specified in the preamble to this Agreement.

“Subordinated Debt” means Debt of the Company which meets each of the following requirements:  (a) such Debt is wholly unsecured or any Liens securing such Debt constitute Permitted Liens; and (b) such Debt is contractually subordinated, as to payment and liquidation, to the payment in full of the Notes and the Obligations on such terms and pursuant to written agreements in such form and substance as are reasonably satisfactory to Purchasers holding at least fifty percent (50%) of the aggregate principal amount of the Notes outstanding on the date such Debt is incurred (the “Subordinated Debt Documents”).

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

“Termination Date” means the first date on which there are no Notes or Obligations outstanding.

“Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

“Transaction Documents” means (i) this Agreement, (ii) the Notes, (iii) the Warrants, (iv) the Registration Rights Agreement, and (vii) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or its officers at the Closing.

“VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial

Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company.  If VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Purchasers, and shall cause such investment banking firm to perform such determination and notify the Company and the Purchasers of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company.  All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

1.3       Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.             PURCHASERS REPRESENTATIONS AND WARRANTIES.

Each Purchaser represents and warrants to the Company, with respect to itself only, and agrees with the Company, that:

2.1       No Public Sale or Distribution. Such Purchaser is acquiring the Note and the New Warrant being purchased by it in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales that are registered under the Securities Act or are exempt from the requirement to be registered thereunder. Such Purchaser does not presently have any agreement, arrangement or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; provided, however, that in making such representations, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption under the Securities Act.

2.2       Accredited Purchaser Status. Such Purchaser is an “accredited Purchaser” as that term is defined in Rule 501(a) of Regulation D.

2.3       Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

2.4       Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

2.5       No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

2.6       Transfer or Resale. Such Purchaser understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through which the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with an opinion of counsel otherwise make deliver any notice or document to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2.6; provided, that in order to make any sale, transfer or assignment of Securities, such Purchaser and its pledgee must make such disposition in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

2.7       Legends. Such Purchaser understands that until the certificates or other instruments representing the Securities have been registered under the Securities Act, the stock certificates representing the Securities, except as set forth below, shall bear any legend required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES WITHOUT DELIVERY OF ANY SUCH OPINION.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer other than to an Affiliate or partner, shareholder or member of such holder, such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a customary and acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144.

If the Company shall fail for any reason to issue to the holder of the Securities within a period of three (3) Business Days after the occurrence of any of (i) through (iii) above (the “Delivery Period”), a certificate without such legend or by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after such Delivery Period, and at the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total Purchase Price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) the number of shares of Common Stock sold times (B) the Market Price of the Common Stock on last day of the Delivery Period.

2.8       Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and, when executed by all of the parties thereto (including such Purchaser), shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.9       No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the Governing Documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.10     Residency. Such Purchaser is a resident of the jurisdiction specified below its address on Exhibit A.

2.11     Short Sales; Trading Restriction. Neither such Purchaser nor any person trading on its behalf or at its direction has sold, purchased or established a short position in the Company’s securities (including through the purchase or sale of derivative securities) at any time since the time such Purchaser was first informed of the transactions contemplated hereby by the Company or any placement agent acting on behalf of the Company.  Until the Initial Maturity Date (as defined in the Notes) neither such Purchaser nor any person trading on its behalf or at its direction will sell, purchase or establish a short position in the Company’s securities.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser, and agrees with each Purchaser, that:

3.1       Organization and Qualification. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no Subsidiaries except as set forth on Schedule 3.1.

3.2       Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, including without limitation its obligation to issue the Notes and Warrants in accordance with the terms hereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Notes and the Warrants and the reservation for issuance and issuance of Conversion Shares and Warrant Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3       Issuance of Securities. The Notes and the Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued and free from all taxes, Liens and charges with respect to the issue thereof. The Conversion Shares and the Warrant Shares are duly authorized and, upon issuance in accordance with the terms of the Notes and the Warrants, respectively, will be validly issued, fully paid and non-assessable and free from all taxes, Liens and charges with respect to the issue thereof. The issuance by the Company of the Securities is exempt from registration under the Securities Act.

3.4       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and Warrants and the reservation for issuance and issuance of the Conversion Shares or the Warrant Shares) will not (i) result in a violation of the Governing Documents of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

3.5       Consents. Except for filings and approvals required by the Principal Market, the filing by the Company of a Form D in accordance with Regulation D, and any filings to be made with state securities regulatory authorities, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

3.6       Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length Purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of the Company, (ii) an Affiliate of the Company or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that under no circumstances is any Purchaser acting or to be deemed to be acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and has not received or relied on any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

3.7       No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Purchaser or its investment advisor, if any) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged Cowen and Company as its exclusive placement agent (the “Agent”) in connection with the sale of the Securities.  Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

3.8       No Integrated Offering. None of the Company, its Subsidiaries, any of their respective Affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause the offer and sale of the Securities pursuant to this Agreement and the Transaction Documents to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would make unavailable the exemption from registration afforded by Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act, or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their respective affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be so integrated with other offerings.

3.9       Dilutive Effect. The Company acknowledges that the issuance of Conversion Shares upon conversion of the Notes and the issuance of Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company understands and acknowledges that its obligation to issue Conversion Shares and Warrants Share is absolute and unconditional regardless of the dilutive effect that any such issuance may have on the ownership interests of other stockholders of the Company. The Company acknowledges and agrees that such Purchaser may enter into short sales in the Company’s securities to the extent permitted by this Agreement and applicable law, and that such transactions may result in selling pressure on the outstanding shares of Common Stock.

3.10     Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Governing Documents or the laws of the State of Delaware which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. Except as set forth on Schedule 3.10, the transactions and obligations of the Company contemplated by the Transaction Documents, including without limitation, the issuance and sale of the Securities, will not trigger any preemptive or anti-dilution rights (including without limitation pursuant to any “reset” or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company’s securities or other Persons to purchase shares of Common Stock or other securities of the Company.

3.11     Commission Documents; Financial Statements. The Company is subject to the reporting requirements of the Exchange Act and, except as set forth on Schedule 3.11, has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on and after October 7, 2005 (collectively, the “SEC Documents”).  The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in SEC Documents filed and available to the public on EDGAR at least five (5) Business Days prior to the date of this Agreement (the “Disclosure Documents”), the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). No other information provided by or on behalf of the Company to the Purchasers which is not included in the Commission Documents, including, without limitation, the information referred to in Section 2.4 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

3.12     Absence of Certain Changes. Except as disclosed in Schedule 3.12, since December 31, 2005, there has been no material adverse change or development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Except as disclosed in Schedule 3.12, since December 31, 2005, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) effected capital expenditures, individually or in the aggregate, in excess of $100,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not, as of the date hereof, and will not be, after giving effect to the transactions contemplated by this Agreement or the Transaction Documents, Insolvent.

3.13     No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to have been disclosed by the Company as of the date hereof under applicable securities laws and which has not been publicly announced.

3.14     Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Governing Documents. To the best knowledge of the Company, neither the Company nor any Subsidiary is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in each case for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.15     Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.16     Sarbanes-Oxley Act. The Company is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to the Company, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

3.17     Transactions With Affiliates. Except as set forth in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 or the Form 10-QSB for the quarter ended March 31, 2006, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.18     Equity Capitalization; Registration Rights. As of the date hereof, the authorized capital stock of the Company consists of (x) 250,000,000 shares of Common Stock, of which as of the date hereof, 207,376,623 shares are issued and outstanding; 10,320,810 shares are reserved (or to be reserved) for issuance pursuant to the Company’s employee incentive plan and other options and warrants outstanding and other securities exercisable or exchangeable for, or convertible into, shares of Common Stock and (y) 15,000,000 shares of preferred stock, of which as of the date hereof, no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.18: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there is no outstanding Debt of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no agreements or arrangements (except the Registration Rights Agreement) under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (including “piggy-back” registration rights); (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the Disclosure Documents (as defined herein) but not so disclosed in the SEC Documents. The Company has furnished or made available to each Purchaser upon such Purchaser’s request, true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof, and the Company’s Bylaws, as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. Schedule 3.18 sets forth the shares of Common Stock owned beneficially or of record and Common Stock Equivalents (as defined below) held by each director and executive officer of the Company.

3.19     Debt and Other Contracts. Except as disclosed in Schedule 3.19, neither the Company nor any of its Subsidiaries (i)  has maintained a Lien securing obligations in any material amounts, either singly or in the aggregate; (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other parties to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Debt, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Debt, the performance of which, in the judgment of the Company’s officers, has or is reasonably expected to have a Material Adverse Effect.

3.20     Absence of Litigation. Except as set forth on Schedule 3.20, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of its Subsidiaries or any of the Company’s or the Company’s Subsidiary’s officers or directors, whether of a civil or criminal nature or otherwise. The matters set forth on Schedule 3.20, if determined adversely to the Company or any Subsidiary, would not have a Material Adverse Effect.

3.21     Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.22     Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.23     Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens and defects except for Permitted Liens and except as disclosed on Schedule 3.23. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

3.24     Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

3.25     Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.26     Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

3.27     Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations (or extensions thereof) required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.28     Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Other than as described in the Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended December 31, 2005, the Company does not currently maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Specifically, the independent auditors for the Company identified deficiencies in the Company’s controls related to valuation and recording of fixed assets.

3.29     Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

3.30     Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

3.31     Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

3.32     Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company since October 7, 2005 did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act). The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

3.33     Reporting Company; Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is eligible for trading on the

OTCBB. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of Nasdaq as they relate to trading of the Common Stock on the OTCBB and has no knowledge of any facts or circumstances that would reasonably be expected to result in a suspension of the Common Stock from trading on the OTCBB in the foreseeable future. Since December 31, 2005, (i) the Common Stock has been eligible for quotation on the OTCBB, (ii) trading in the Common Stock has not been suspended by the Commission or Nasdaq and (iii) the Company has received no communication, written or oral, from the Commission or Nasdaq that it does not satisfy such requirements or that such eligibility is in any way threatened.

3.34     Form SB-2. The Company is eligible to register the Conversion Shares and Warrant Shares for resale in a secondary offering by each Purchaser on a registration statement on Form SB-2 under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form SB-2 that will be available for the resale of all Conversion Shares and Warrant Shares by each Purchaser.

3.35     Investment Company Status. The Company is not, and immediately after receipt of payment for the Notes and the Warrants issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.36     Customers and Suppliers.  The Company and its Subsidiaries maintain relationships with their material customers and suppliers on commercially reasonable terms.  To the Company’s knowledge, no customer or supplier of the Company or any of its Subsidiaries has any plan or intention to terminate any agreement or arrangement with the Company or such Subsidiary, which termination would reasonably be expected to have a Material Adverse Effect.

3.37     No Other Agreements.  The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Purchaser relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as expressly set forth in the Transaction Documents.

4.             COVENANTS AND ACKNOWLEDGEMENTS OF THE PARTIES.

4.1       Best Efforts. Each party shall use its best efforts to satisfy timely the terms and conditions of this Agreement.

4.2       Form D and Blue Sky; Other Filings and Consents. The Company agrees to file a Form D in respect of the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company, as promptly as reasonably practicable after the date hereof, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall promptly thereafter provide evidence of any such action so taken to the Purchasers. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date. The Company undertakes as promptly as reasonably practicable after the date hereof to (i) make such filings and apply for such registrations, or (ii) use its reasonable best efforts to obtain, as applicable, all such consents, authorizations and orders, in each such case, which are required to be made or obtained by the Company pursuant to applicable law, rule or regulation in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

4.3       Reporting Status. Until the date on which the Holders (as defined in the Registration Rights Agreement) have sold all Registrable Securities to the public pursuant to an effective registration statement or Rule 144 (the “Reporting Period”), the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

4.4       Use of Proceeds. The Company will use the proceeds from the sale of the Notes and the New Warrants as specified on Schedule 4.4  hereof.

4.5       Financial Information. The Company agrees to send the following to each Purchaser during the Reporting Period (i) unless the following are filed with the Commission and are available to the public through EDGAR, within one (1) Business Day after the filing thereof with the Commission, a copy of its Annual Reports on Form 10-KSB or 10-K, its Quarterly Reports on Form 10-QSB or 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

4.6       Listing. The Company shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.6.

4.7       Fees. Subject to Section 8 below, at the Closing, the Company shall reimburse the Purchasers for their legal and due diligence expenses in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby up to a maximum of $50,000, which amount (to the extent not already paid by the Company) shall be withheld from the Purchase Price payable by the Purchasers at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.

4.8       Pledge by Purchaser. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2.6 of this Agreement; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Section 2.6 of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

4.9       Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City Time, on the first Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). The Company acknowledges, agrees and represents that from and after the date of the 8-K Filing, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date of the 8-K Filing without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, and provided that the Company shall have failed (following proper written request therefor) to make an appropriate public disclosure consistent with the requirements of Regulation FD under the Exchange Act, any Subsidiary, or its each of respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

4.10     Intentionally Left Blank

4.11     Corporate Existence. Until the date on which there are no Notes or Warrants outstanding, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange.

4.12     Reservation of Common Stock.  The Company shall, on or before the Closing Date, authorize and reserve for issuance, free from any preemptive rights, a number of shares of Common Stock (the “Reserved Amount”) equal to no less than one hundred and fifty percent (150%) of the maximum number of shares of Common Stock issuable upon (A) conversion of the outstanding Notes in full at the Conversion Price then in effect and (B) exercise of the outstanding Warrants in full at the Exercise Price then in effect, in each such case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Notes or the Warrants. In the event that, as a result of an adjustment to the Conversion Price of the Notes or the Exercise Price for the Warrants (pursuant to anti-dilution adjustments or otherwise), the Reserved Amount is less than 125% of the number of shares of Common Stock then issuable upon conversion of all of the Notes and exercise of all of the Warrants then outstanding (without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Notes or the Warrants), the Company shall take action (including without limitation seeking stockholder approval for the authorization or reservation of additional shares of Common Stock) as soon as practicable (but in no event later than the tenth (10th) business day or, in the event that stockholder approval is required, the sixtieth (60th) day following such date) to increase the Reserved Amount to no less than 150% of the number of shares of Common Stock into which such outstanding Notes are then convertible and such outstanding Warrants are exercisable. The Company shall not reduce the number of shares reserved for issuance hereunder without obtaining the written consent of the holders of two-thirds (2/3) of the Registrable Securities. The initial Reserved Amount shall be allocated pro rata among the Purchasers based on the principal amount of the Notes issued to each Purchaser at the Closing.  Each increase in the Reserved Amount shall be allocated pro rata among the Holders based on the amount of Registrable Securities into which all of the Notes and Warrants held by such Holder at the time of such increase are convertible or exercisable (without regard to any limitation on such conversion or exercise). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Notes, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Notes shall be reallocated to the remaining Holders pro rata based on the amount of Registrable Securities into which all of the outstanding Notes and Warrants at the time of such increase are convertible or exercisable (without regard to any limitation on such conversion or exercise).

4.13     Opinion of Counsel. The Company shall cause its outside counsel to deliver to each Purchaser a written opinion, dated as of and delivered on the Closing Date, in substantially the form of Exhibit E attached hereto.

4.14     Limitation on Debt, Liens. During the period beginning on the date of this Agreement and ending on the Termination Date, the Company shall refrain, and shall ensure that each of its Subsidiaries refrains, from (A) incurring any Debt (including without limitation by issuing any Debt securities) or increasing the amount of any existing line of credit or other Debt facility beyond the amount outstanding on the date hereof or (B) granting, establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than Permitted Liens.  Notwithstanding the foregoing, the Company and/or its Subsidiaries may incur Debt for purposes of effecting one or more acquisitions (by means of purchase of all or substantially all of the assets of another entity), provided that the aggregate amount of such new Debt shall not exceed $3 million and provided further, that such new Debt shall be unsecured Subordinated Debt. and subject to the “most favored nation” provision in Section 4.21 (such Debt, the “Permitted Subordinated Debt”).

4.15     Restricted Payments.  During the period beginning on the date of this Agreement and ending on the Termination Date, the Company will not, nor will it permit any Subsidiary of the Company to, make any Restricted Payments, except that:

(a)        the Company may make regularly scheduled payments of principal and interest accrued on any Subordinated Debt if and to the extent (but only if and to the extent) permitted by the express terms of the documents governing such Subordinated Debt; and

(b)       Subsidiaries of the Company may make Restricted Payments to the Company;

provided, however, that no Restricted Payment may be made pursuant to clause (a) or (b) above if an Event of Default (or an event or circumstance that, with the giving of notice or lapse of time or both, would constitute an Event of Default) exists at the time or would exist as a result of such Restricted Payment.

4.16     Disposition of Property.  During the period beginning on the date of this Agreement and ending on the Termination Date, the Company will not, nor will it permit any Subsidiary of the Company to, sell, lease, assign, transfer or otherwise dispose of any of its Property, except (i) dispositions of inventory by the Company and its Subsidiaries in the ordinary course of business and (ii) expenditures of money (including, without limitation, money held in deposit accounts) made in the ordinary course of business or for the purpose of making Restricted Payments expressly permitted in accordance with this Agreement.

4.17     Certain Transactions.  During the period beginning on the date of this Agreement and ending on the Termination Date, and except as may be expressly permitted or required by the Transaction Documents, the Company will not, nor will it permit any Subsidiary of the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary of the Company to (a) pay dividends or make any other distribution to the Company or any Subsidiary of the Company in respect of capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Debt owed to the Company or any Subsidiary of the Company, (c) make any loan or advance or capital contribution to the Company or any Subsidiary of the Company, (d) sell, lease or transfer any of its Property, or (e) grant a Lien on any of its Properties.

4.18     Modification of Certain Agreements.  During the period beginning on the date of this Agreement and ending on the Termination Date, the Company will not, nor will it permit any of the Company Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any such Company Subsidiary or (b) any Material Contract to which it is a party; provided, however, that any of such documents may be amended or modified if and to the extent that such change or modification is necessary in order to carry out the intent of any Transaction Document.

4.19     Intentionally Left Blank

4.20     Issuance Limitation.  During the period beginning on the date of this Agreement and ending on the Termination Date, the Company shall not issue, sell or exchange, or agree or obligate itself to issue, sell or exchange or reserve, agree to or set aside for issuance, sale or exchange, (1) any Common Stock or Common Stock Equivalents, (2) any other equity security of the Company, including without limitation shares of preferred stock, (3) any other security of the Company which by its terms is convertible into or exchangeable or exercisable for preferred stock or other equity security; provided, however, that the foregoing shall not apply to any Excluded Security.

4.21     Most Favored Nation.  The Company hereby represents and covenants that none of the terms offered to any Person in a Subsequent Closing or Permitted Subordinated Debt transaction will be more favorable than the terms offered to the Purchasers under this Agreement or any of the other Transaction Documents, and in the event that any of the terms in a Subsequent Closing or Permitted Subordinated Debt transaction are more favorable than the terms contained in this Agreement or any of the other Transaction Documents, the applicable terms of this Agreement and the other Transaction Documents shall be, without any further action by the Purchasers or the Company, deemed amended and modified in a manner that is economically and legally equivalent to the more favorable terms contained in such Subsequent Closing or Permitted Subordinated Debt transaction, as the case may be.  Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents) as the Purchasers may reasonably request to further effectuate the foregoing.

5.             TRANSFER AGENT INSTRUCTIONS.

On or prior to the Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the “Transfer Agent”), and provide each Purchaser with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Notes and receipt of a valid Conversion Notice (as defined in the Notes) from a Purchaser, in the amount specified in such Conversion Notice, in the name of such Purchaser or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to such Purchaser no later than the close of business on the third (3rd) business day following the related Conversion Date (as defined in the Notes) or Exercise Date (as defined in the Warrant), as the case may be.  Such certificates may bear legends pursuant to applicable provisions of this Agreement or applicable law.  The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to an Purchaser upon conversion of the Notes, or exercise of the Warrants, and as long as the Transfer Agent is a participant in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and such Purchaser has not informed the Company that it wishes to receive physical certificates therefor, and no restrictive legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of Conversion Shares or Warrant Shares, as the case may be, by crediting the account of such Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates.  The Company represents to and agrees with each Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Purchaser’s right to convert the Notes or to receive Conversion Shares in accordance with the terms of the Notes or to exercise the Warrants or to receive Warrant Shares upon exercise of the Warrants.  In the event that the Company’s relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

6.             CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell a Note and the New Warrant to each Purchaser and to exchange the Bridge Warrant of each Purchaser for the Replacement

Warrant at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

6.1       Such Purchaser shall have executed and delivered to the Company this Agreement, the Registration Rights Agreement, each other Transaction Document to which it is a party.

6.2       Such Purchaser shall have tendered to the Company the Purchase Price (less the amounts withheld pursuant to Section 4.7) for the Note and the New Warrant being purchased by such Purchaser at the Closing by wire transfer of immediately available funds pursuant to wire instructions provided by the Company prior to the Closing Date and such Purchaser shall have delivered the Bridge Warrant to the Company or its representatives.

6.3       The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

7.             CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to purchase a Note and the New Warrant and to exchange the Bridge Warrant of each Purchaser for the Replacement Warrant at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1       The Company shall have executed and delivered to such Purchaser (i) this Agreement, (ii) a Note, (iii) the Warrants, (iv) the Registration Rights Agreement, and (v) each other Transaction Document.

7.2       The Company shall have delivered to such Purchaser a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

7.3       The Company shall have delivered to such Purchaser a certificate evidencing the incorporation or organization and good standing of the Company and each of its operating Subsidiaries in such entity’s state of incorporation or organization issued by the Secretary of State of such state as of a date within ten (10) days of the Closing Date.

7.4       The Common Stock (A) shall be listed on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the Commission or the Principal

Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened, as of the Closing Date, either (x) in writing by the Commission or the Principal Market or (y) by falling below the minimum listing maintenance requirements of the Principal Market.

7.5       The Company shall have delivered to such Purchaser a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the Certificate of Incorporation and By-Laws of the Company, and (ii) resolutions passed by its Board of Directors, or a duly authorized committee thereof, to authorize the transactions contemplated hereby and by the other Transaction Documents, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that such Purchaser may rely on such certificate as a representation and warranty of the Company made herein.

7.6       The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

7.7       The Company shall have delivered to such Purchaser a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

7.8       The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes and the New Warrants and the exchange of the Bridge Warrant of such Purchaser for the Replacement Warrant.

7.9       The Company shall have delivered to such Purchaser such other documents relating to the transactions contemplated by this Agreement as such Purchaser or its counsel may reasonably request.

8.             TERMINATION.

In the event that the Closing shall not have occurred with respect to a Purchaser on or before five (5) days from the date hereof due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9.             MISCELLANEOUS.

9.1       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.2       Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that any party may deliver an executed copy of this Agreement to any other party by facsimile transmission, in which case this Agreement as so delivered shall be deemed duly executed and delivered and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

9.3       Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

9.4       Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

9.5       Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchasers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Notes and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise), and no provision hereof may be waived other than by a written instrument signed by the holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Notes and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise).  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.6       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

if to the Company:

Earth Biofuels, Inc.
3001 Knox Street, Suite 403,
Dallas, Texas 75205
Telephone:	214.389.9800
Facsimile:	214.389.9806
Attention:	Dennis McLaughlin

with a copy (for informational purposes only) to:

Scheef & Stone, LLP
Telephone:	214.706.4200
Facsimile:	214.706.4242
Attention:	Roger A. Crabb, Esq.

and if to a Purchaser, to its address and facsimile number set forth on Exhibit A, with copies to such Purchaser’s representatives as set forth on Exhibit A, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022

Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

9.7       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of Notes or Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder, including by merger or consolidation, without the prior written consent of the Registrable Securities into which all of the Notes and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). A Purchaser may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Purchaser hereunder in respect of such assigned rights.

9.8       No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.9       Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Purchasers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.10     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.11     Indemnification.

(a)           In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company will indemnify and hold each Purchaser and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to (A) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (B) any cause of action, suit or claim brought or made against such Purchaser Party by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Purchaser or holder of the Securities as a Purchaser. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Purchaser Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by an Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Purchaser Party’s wrongful actions or omissions, or gross negligence or to such Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents.

(b)           If the indemnification provided for in Section 9.11(a) is judicially determined to be unavailable to a Purchaser Party in respect of any Losses incurred by them, then, in lieu of indemnifying such Purchaser Party hereunder, the Person from whom indemnification is sought hereunder shall contribute to the amount paid or payable by such Purchaser Party as a result of such Losses (and expense relating thereto): (A) in such proportion as is appropriate to reflect the relative benefits to the applicable Purchaser Party, on the one hand, and the Person providing indemnification hereunder, on the other hand, of transactions contemplated by this Agreement or (B) if the allocation provided by clause (A) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (A) but also the relative fault of each of the applicable Persons, as well as any other relevant equitable considerations.

9.12     No Strict Construction. The language used in this Agreement and the other Transaction Documents will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.13     Remedies. The Company and each Purchaser and its permitted successors and assigns shall have all rights and remedies set forth in this Agreement and the Transaction Documents and all rights and remedies which they may have under any law or in equity. The

Company and each Purchaser and its permitted successors and assigns shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement or the Transaction Documents and to exercise all other rights granted by law or in equity, if available. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

9.14     Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document (including without limitation a Note) and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

9.15     Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to any of the other Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.16     Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Purchaser and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

EARTH BIOFUELS, INC.

By:	/s/ dennis g. mclaughlin, iii
Name: Dennis G. McLaughlin, III
Title: Chief Executive Officer

PURCHASER:

CASTLERIGG MASTER INVESTMENTS LTD.

By:	/s/ Patrick T. Burke
Name: Patrick T. Burke
Title: Senior Managing Director